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                                                                    EXHIBIT 23.9

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Directors and Stockholders
Omega Healthcare Investors, Inc.
Ann Arbor, Michigan

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our opinion, dated December 23, 1993, appearing in your Current Report on Form 8-K filed on July 26, 1994, and the reference to us under the heading "Experts" in the Joint Proxy Statement and Prospectus, which is part of this Registration Statement.


/s/ Goodman & Company
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GOODMAN & COMPANY
Norfolk, Virginia
August 22, 1994